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     PAGE 1
                                                FMC Corporation
                                                Quarterly Report
                                                on Form 10-Q for
                                                 March 31, 1996

Exhibit 11  Statement re:
            -------------
            Computation of Per Share Earnings Assuming
            ------------------------------------------
            Full Dilution (Unaudited)
            -------------------------
            (In thousands, except per share data)
            -------------------------------------

                                   Three Months
                                  Ended March 31
                                 ----------------
                                  1996     1995
                                 -------  -------

Earnings:
  Net income                     $55,213  $52,438
                                 =======  =======

Shares:
  Average number of shares of
   common stock and common
   stock equivalents
   outstanding                    37,993   37,534
  Additional shares assuming
   conversion of:
    stock options                     85       61
                                 -------  -------
    Pro forma shares              38,078   37,595
                                 =======  =======

  Earnings per common share
   assuming full dilution        $  1.45  $  1.39
                                 =======  =======